Prospect Energy Corporation Announces Increase in Cash Dividend to $0.15 per Share and Expansion of Management Role of Mr. William Vastardis

NEW YORK, NY -- 04/21/2005 -- Prospect Energy Corporation (NASDAQ: PSEC), ("Prospect" or "Company") announced today that its Board of Directors has approved a dividend of $0.15 per share to holders of record on June 10, payable on June 30, 2005, representing an increase of $0.025 from the prior quarter's dividend of $0.125 per share and the third consecutive quarterly increase.

The Company also announced that William E. Vastardis, in addition to his current role as the Company's Chief Compliance Officer, will be retained to serve as Chief Financial Officer. The current CFO, Mr. Eugene S. Stark, has accepted a more senior position at an investment management firm managing substantially more assets than Prospect, effective April 29, 2005.

Mr. Vastardis is Co-CEO of EOS Compliance Services LLC and President of EOS Fund Services LLC (collectively, "EOS"). Mr. Vastardis will execute the CFO functions with the support of his team of 14 professionals at EOS. Mr. Vastardis and the EOS companies perform various fund administration services for registered investment companies, registered investment advisors and other institutions with total assets in excess of $23 billion. Prospect selected Mr. Vastardis and EOS based on EOS' reputation and based on Prospect's very positive experience with Mr. Vastardis in the role of Chief Compliance Officer, a position he has held since January 4, 2005.

"I never thought when I accepted the position as CFO at Prospect Energy a few months ago that I would receive an unsolicited offer I just couldn't refuse," said Mr. Stark. "I have been very happy as a member of the Prospect team. I have only positive views of the management, portfolio, and business strategy of Prospect Energy, and I wish John, Grier, Bill, and the rest of the team continued success. I look forward to continuing my relationship with Prospect Energy as a friend and long-term shareholder of the Company."

"We never like to lose someone of Gene Stark's caliber and integrity, but we understand his desire to step up from a CFO role to a broader role at a significantly larger investment firm and we want the best for him," said John F. Barry III, Chairman and CEO of Prospect Energy. "We wish Gene as a friend every success in his next role, and expect that we will continue to call upon him from time to time for his advice and counsel, which we value. We are also pleased to deepen our relationship with Bill Vastardis and the team at EOS and to further benefit from the expertise and resources EOS brings to us. We believe that expanding the relationship between Prospect and EOS serves the best interest of our company and our shareholders by providing to us high quality financial and compliance management on a cost-effective basis. EOS has a staff of 14 people, each of whom make available to us specialized expertise that gives us a strong resource base and tight controls to ensure timely compliance with Sarbanes-Oxley requirements in the coming year, while the investment team focuses on investing the Company's capital."

William E. Vastardis, in addition to the roles of Co-Chief Executive Officer of EOS Compliance Services LLC, President of EOS Fund Services LLC, and Chief Compliance Officer of Prospect Energy Corporation is also the Chief Compliance Officer of Prospect Capital Management, LLC, the Company's investment adviser. He will also serve as Chief Financial Officer of Prospect Administration, LLC, effective April 30, 2005. The Company and Prospect Administration will each contract with EOS Fund Services LLC for Mr. Vastardis' services as Chief Financial Officer, as well as for other financially-related services that may be provided by EOS Fund Services LLC. The Company believes that expanding its relationships with EOS will help the company effect cost savings and efficiencies. Mr. Vastardis will continue to perform his other duties for EOS Compliance Services LLC and EOS Fund Services LLC.

Mr. Vastardis (age 49) is a founder and President of EOS Fund Services LLC and Co-Chief Executive Officer of EOS Compliance Services LLC. Mr. Vastardis has over 26 years of experience in fund oversight and administration. Mr. Vastardis founded EOS Fund Services LLC in 2003 and EOS Compliance Services LLC in June 2004. The EOS group of companies performs chief compliance officer and fund administration services for various registered mutual funds, registered investment advisers and other institutions with total assets in excess of $23 billion. Prior to founding EOS Fund Services LLC, Mr. Vastardis managed a third-party fund administration firm, AMT Capital Services Inc., which was acquired by Investors Bank & Trust Company in 1998. Mr. Vastardis continued in the role of Managing Director at the renamed Investors Capital Services until he departed to found EOS Fund Services LLC. Prior to starting AMT Capital, Mr. Vastardis spent 14 years at The Vanguard Group, where he most recently served as Vice President in charge of the $10 billion Private Label Group that handled the administration of over 45 outside funds. Mr. Vastardis is a graduate of Villanova University.

Mr. Vastardis was retained as Chief Financial Officer pursuant to an agreement between the Company and EOS Fund Services LLC. For Mr. Vastardis' services as Chief Financial Officer, he will be compensated at the monthly rate of $18,750, payable to EOS Fund Services LLC. In addition, Prospect Administration, LLC will compensate EOS Fund Services LLC at a monthly rate of $2,083. Mr. Vastardis' appointment is not pursuant to any understanding or arrangement between him and any other person, and there are no family relationships between Mr. Vastardis and any other director or executive officer of the Company. In addition, Mr. Vastardis has never had any direct or indirect material interests in any transactions to which the Company has been a party.

About Prospect Energy Corporation

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses and assets. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. Since completing its initial public offering in July 2004, the company has invested in Gas Solutions, an East Texas gas gathering and processing business; Unity Virginia Holdings, a Virginia coal mining operator; Natural Gas Systems, a Texas oil and gas production company; Stryker Energy II, LLC, an Appalachian oil and gas production company based in Cleveland, Ohio; and Whymore Coal Company, a Kentucky coal mining operator.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, we are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, state, and federal rules and regulations. In addition, we have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986 ("Code"). The Code specifies certain quarterly asset diversification and annual source of income requirements. To the extent we remain in compliance with the applicable provisions of the Code, we will not be required to pay corporate-level taxes on any income that we earn. To the extent we do not qualify as elected, corporate-level taxes may be imposed upon our net income.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "hope" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Please send investment proposals to:

Prospect Energy Corporation

John Barry
jbarry@prospectstreet.com
(212) 448-0702

Grier Eliasek
grier@prospectstreet.com
(212) 448-0702